SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2006, Motive, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Hearings Panel that the Company’s common stock will be delisted from The Nasdaq Stock Market effective as of the opening of business on April 11, 2006. The Company’s common stock will be delisted because the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), which requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company expects that following this delisting, shares of its common stock may trade on the Pink Sheets under the symbol “MOTV.PK.” Upon delisting from The Nasdaq National Market, the liquidity of the Company’s common stock could be adversely impacted and the Company may experience other adverse consequences resulting from the delisting and the failure to timely file periodic reports.

The Company intends to file an application for listing with The Nasdaq National Market as soon as possible after becoming current with its periodic financial reports, but there can be no assurance that such an application will be granted.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press Release of Motive, Inc. dated April 10, 2006.

The exhibit is furnished herewith as Exhibit 99.1 to this report. This information shall not be deemed filed for the purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2006

MOTIVE, INC.

By:	/s/ April Downing
April Downing
Principal Accounting Officer, Acting Chief Financial Officer and Vice President – Finance and Investor Relations

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1	Press Release of Motive, Inc. dated April 10, 2006.